Exhibit 4.2

TRUST AGREEMENT

between

COLLEGE LOAN LLC
as Depositor

and

_________________
as Delaware Trustee

College Loan Corporation Trust 20__-_

Dated as of ____________, 200_

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS AND USAGE

ARTICLE II
ORGANIZATION

Section 2.01 Section 2.02 Section 2.03 Section 2.04 Section 2.05 Section 2.06 Section 2.07 Section 2.08 Section 2.09 Section 2.10	Name
Office
Purposes and Powers
Appointment of Delaware Trustee
Initial Capital Contribution of Trust Estate
Declaration of Trust
Liability of the Certificateholders
Title to Trust Property
Representations and Warranties of the Depositor
Federal Income Tax Allocations	2 2 2 3 3 3 4 4 4 5

ARTICLE III
TRUST CERTIFICATES AND TRANSFER OF INTERESTS

Section 3.01 Section 3.02 Section 3.03 Section 3.04 Section 3.05 Section 3.06 Section 3.07 Section 3.08 Section 3.09 Section 3.10	Initial Beneficial Ownership
The Trust Certificates
Authentication of Trust Certificate
Registration of Transfer and Exchange of Trust Certificates
Mutilated, Destroyed, Lost or Stolen Trust Certificates
Persons Deemed Owners
Access to List of Certificateholders' Names and Addresses
Maintenance of Office or Agency
Appointment of Certificate Paying Agent
Restrictions on Transfer	5 5 5 6 7 7 7 8 8 8

ARTICLE IV
ACTIONS BY DELAWARE TRUSTEE

Section 4.01 Section 4.02 Section 4.03 Section 4.04 Section 4.05	Prior Notice to Certificateholders with Respect to Certain Matters
Action by the Certificateholders with Respect to Certain Matters
Action by the Certificateholders with Respect to Bankruptcy
Restrictions on Certificateholders' Power
Majority Control	10 11 12 12 12

ARTICLE V
APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 5.01 Section 5.02 Section 5.03 Section 5.04 Section 5.05	Application of Trust Funds
Method of Payment
No Segregation of Moneys; No Interest
Accounting and Reports to the Noteholders, Certificateholder, the Internal
Revenue Service and Others
Signature on Returns; Tax Matters Partner	12 13 13 13 14

ARTICLE VI
AUTHORITY AND DUTIES OF DELAWARE TRUSTEE

Section 6.01 Section 6.02 Section 6.03 Section 6.04 Section 6.05 Section 6.06	General Authority
General Duties
Action Upon Instruction
No Duties Except as Specified in this Agreement, any other Basic Document or in Instructions
No Action Except Under Specified Documents or Instructions
Restrictions	14 15 15 16 17 17

ARTICLE VII
CONCERNING THE DELAWARE TRUSTEE

Section 7.01 Section 7.02 Section 7.03 Section 7.04 Section 7.05 Section 7.06 Section 7.07	Acceptance of Trusts and Duties
Furnishing of Documents
Representations and Warranties
Reliance; Advice of Counsel
Not Acting in Individual Capacity
Delaware Trustee not Liable for Trust Certificates or Financed Eligible Loans
Delaware Trustee May Own Trust Certificates and Notes	17 18 19 19 19 20 20

ARTICLE VIII
COMPENSATION OF DELAWARE TRUSTEE

Section 8.01 Section 8.02	Delaware Trustee's Fees and Expenses Payments to the Delaware Trustee	20 21

ARTICLE IX
TERMINATION OF TRUST AGREEMENT

Section 9.01	Termination of Trust Agreement	21

ARTICLE X
SUCCESSOR DELAWARE TRUSTEES AND ADDITIONAL DELAWARE TRUSTEES

Section 10.01 Section 10.02 Section 10.03 Section 10.04 Section 10.05	Eligibility Requirements for Delaware Trustee
Resignation or Removal of Delaware Trustee
Successor Delaware Trustee
Merger or Consolidation of Delaware Trustee
Appointment of Co-Delaware Trustee or Separate Delaware Trustee	22 22 23 23 24

ARTICLE XI
MISCELLANEOUS

Section 11.01 Section 11.02 Section 11.03 Section 11.04 Section 11.05 Section 11.06 Section 11.07 Section 11.08 Section 11.09 Section 11.10 Section 11.11	Supplements and Amendments
No Legal Title to Trust Estate in Certificateholders
Limitations on Rights of Others
Notices
Severability
Separate Counterparts
Successors And Assigns
No Petition
No Recourse
Headings
Governing Law	25 26 26 26 26 27 27 27 27 27 27

ARTICLE XII
COMPLIANCE WITH REGULATION AB

Section 12.01	Intent of the Parties; Reasonableness	28

Appendix A — Procedures for Establishing Trust Certificate Rates
EXHIBIT A — FORM OF TRUST CERTIFICATE
EXHIBIT B — FORM OF PURCHASER’S REPRESENTATION AND
WARRANTY LETTER
EXHIBIT C — FORM OF CERTIFICATE OF TRUST

            TRUST AGREEMENT dated as of ____________, 200_, between _________, a Delaware trust company, acting hereunder not in its individual capacity but solely as Delaware trustee (the "Delaware Trustee") and College Loan LLC, a Delaware limited liability company (the "Depositor").

           The Depositor and the Delaware Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

           For purposes of this Agreement, the following terms shall have the meanings set forth below. Capitalized terms used but not defined herein are defined in the Indenture, which also contains rules as to construction and usage that shall be applicable herein.

           "Basic Documents" means this Agreement, the Indenture, the Administration Agreement, any Servicing Agreement, the Student Loan Purchase Agreements, the Custodian Agreements, the Derivative Products Agreement, the Eligible Lender Trust Agreement, any Guarantee Agreement, the Remarketing Agreement, the Auction Agent Agreement, any Market Agent Agreements, the Underwriting Agreement and other documents and certificates delivered in connection with any thereof.

           "Certificateholder" means a holder of a Trust Certificate.

           "Corporate Trust Office" means the office of the Delaware Trustee pursuant to Section 2.02 hereof.

           "Delaware Statutory Trust Act" shall have the meaning set forth in Section 2.01.

           "Eligible Lender Trustee" shall mean ________________, as eligible lender trustee under the Eligible Lender Trust Agreement, and its successors and assigns.

           "Percentage Interest" means, with respect to a Trust Certificate, the percentage beneficial ownership interest in the Trust represented by such Trust Certificate, as noted thereon, provided that the sum of the Percentage Interests evidenced by all Trust Certificates issued by the Trust and outstanding at any given time shall not exceed 100%.

           "Secretary of State" shall have the meaning set forth in Section 2.01.

           "Servicer" shall mean any organization with which the Trust has (or the Trust and the Eligible Lender Trustee have) entered into a Servicing Agreement, in any case, so long as such party acts as servicer of the Financed Eligible Loans.

           "Servicing Agreement" shall mean the "Servicing Agreement" as defined in the Indenture, or any other servicing agreement or subservicing agreement entered into in connection with the servicing of the Financed Eligible Loans.

           "Trust Certificate" means the Trust Certificate evidencing the beneficial ownership interest in the Trust, substantially in the form of Exhibit A hereto.

           "Underwriting Agreement" shall mean the agreement, dated _________, 200_, among College Loan LLC, as depositor, and _______________ and ___________ acting on their own behalf and as representatives for the other underwriters.

ARTICLE II

ORGANIZATION

           Section 2.01 Name. The trust created hereby (the "Trust") shall be known as "College Loan Corporation Trust 20__-_," in which name the Delaware Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust. The Trust shall constitute a statutory trust within the meaning of Section 3801(a) of the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the "Delaware Statutory Trust Act") for which the Delaware Trustee has filed a certificate of trust with the Secretary of State of the State of Delaware (the "Secretary of State") pursuant to Section 3810(a) of the Delaware Statutory Trust Act in substantially the form of Exhibit C hereto.

           Section 2.02 Office. The office of the Trust shall be in care of the Delaware Trustee at ____________, ______________, _________, Attention: _______________ (the "__________") or at such other address as the Delaware Trustee may designate by written notice to the Certificateholder and the Depositor.

           Section 2.03 Purposes and Powers. The purpose of the Trust is to engage in the following activities:

(i)	to issue the Notes pursuant to the Indenture, and the Trust Certificate pursuant to this Agreement and to sell the Notes pursuant to the Underwriting Agreement;

(ii)	to deposit and apply the proceeds of the sale of the Notes as specified in the Indenture;

(iii)

to assign, grant, transfer, pledge, mortgage and convey the Trust Estate to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders and to hold, manage and distribute to the Certificateholder pursuant to the terms of this Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

(iv)	to originate and acquire Financed Eligible Loans;

(v)	to enter into and perform its obligations under the Basic Documents to which it is to be a party;

(vi)	to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(vii)	subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate.

           The Trust is hereby authorized to engage in the foregoing activities and any activities that are necessary or incidental thereto. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents. In no event shall the Delaware Trustee or any other Person have any power to (i) vary the investment of the Certificateholders in the Certificates or to substitute new investments or reinvest so as to enable the Trust to take advantage of variations in the market to improve the investment of the Certificateholders in the Certificates or (ii) agree to any change in the terms of a Financed Eligible Loan that would be a "significant modification" within the meaning of Treasury Regulations Section 1.1001-3 (or any successor regulation), unless an opinion of nationally recognized tax counsel, obtained at the sole expense of the party requesting an action otherwise prohibited by clause (i) or (ii) of this sentence and delivered to the Delaware Trustee, states that such action would (a) not cause the Certificates to be treated other than as interests in a partnership for federal and relevant state tax purposes, (b) not cause the Notes to be treated other than as debt of the Trust for federal and relevant state purposes and (c) not otherwise cause additional federal or relevant state tax to be imposed upon the Certificateholders, the Noteholders, the Delaware Trustee or the Trust. In furtherance of such purpose, the Certificateholders hereby authorize the Delaware Trustee to complete, sign and timely file (i) Internal Revenue Service Form 8832 affirmatively electing that the Trust be treated as a partnership for federal tax purposes and (ii) any other documents, returns, forms or reports as may be required by federal or relevant state or local taxing authorities affirming the treatment of the Trust as a partnership and as shall be presented to the Trustee in final form for execution.

           Section 2.04 Appointment of Delaware Trustee. The Depositor hereby appoints the Delaware Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Delaware Statutory Trust Act.

           Section 2.05 Initial Capital Contribution of Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Delaware Trustee, as of the date hereof, the sum of $1.00. The Delaware Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate and shall be deposited in the Acquisition Fund. The Depositor shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Delaware Trustee, promptly reimburse the Delaware Trustee for any such expenses paid by the Delaware Trustee.

           Section 2.06 Declaration of Trust. The Delaware Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the other Basic Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Delaware Statutory Trust Act and that this Agreement constitute the governing instrument of such trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a partnership, with the assets of the partnership being the Financed Eligible Loans and other assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the date hereof, the Delaware Trustee shall have all rights, powers and duties set forth herein and in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Trust.

           Section 2.07 Liability of the Certificateholders. The Certificateholders shall not have any personal liability for any liability or obligation of the Trust. The Certificateholders shall be entitled to the same limitation on personal liability extended to stockholders of corporations organized for profit under the Delaware General Corporation Law.

           Section 2.08 Title to Trust Property. Legal title to all the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Eligible Lender Trustee, a co-trustee and/or a separate trustee, as the case may be pursuant to the Eligible Lender Trust Agreement; provided that legal title to the Financed Eligible Loans shall be vested at all times in the Eligible Lender Trustee on behalf of the Trust for the benefit of the Certificateholders pursuant to the Eligible Lender Trust Agreement, subject to the obligations of the Trust under the Basic Documents.

           Section 2.09 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Delaware Trustee solely as to itself that:

           (a)      The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

           (b)      The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust (or with the Eligible Lender Trustee on behalf of the Trust) and the Depositor has duly authorized such sale and assignment and deposit to the Trust (or to the Eligible Lender Trustee on behalf of the Trust) by all necessary action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary corporate action.

           (c)      This Agreement has been duly executed and delivered by the Depositor and constitutes a legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors’ rights and subject to general principles of equity.

           (d)      The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the limited liability company agreement of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

           Section 2.10 Federal Income Tax Allocations.

           Net income of the Trust for any Interest Period as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Certificateholders, pro rata based upon their Percentage Interests.

ARTICLE III

TRUST CERTIFICATES AND TRANSFER OF INTERESTS

           Section 3.01 Initial Beneficial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Trust Certificates, the Depositor shall be the sole beneficial owner of the Trust.

           Section 3.02 The Trust Certificates. The Trust Certificates shall be issued as physical fully registered certificates in minimum Percentage Interests of 10%, substantially in the form of Exhibit A hereto and shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Delaware Trustee, upon the order of the Depositor to the Delaware Trustee. Such Trust Certificates shall represent the entire undivided beneficial ownership interest in the Trust Estate, subject to the debt represented by the Notes. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates. Upon issuance, the Trust Certificates shall be deemed fully-paid and non-assessable.

           Section 3.03 Authentication of Trust Certificate. Concurrently with the initial contribution of the Depositor to the Trust pursuant to Section 2.05, the Delaware Trustee shall cause a Trust Certificate, in an aggregate Percentage Interest of 100%, to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further action by the Depositor. No Trust Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A executed by the Delaware Trustee by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication. No further Trust Certificates shall be issued except pursuant to Section 3.04 or 3.05 hereunder.

           Section 3.04 Registration of Transfer and Exchange of Trust Certificates. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Delaware Trustee shall provide for the registration of the Trust Certificates and of transfers and exchanges of the Trust Certificates as herein provided. The Delaware Trustee shall be the initial Certificate Registrar.

          Upon surrender for registration of transfer of any Trust Certificate at the office or agency maintained pursuant to Section 3.08, the Delaware Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations of a like Percentage Interest dated the date of authentication by the Delaware Trustee or any authenticating agent. At the option of a Certificateholder, Trust Certificates may be exchanged for other Trust Certificates of authorized denominations of a like Percentage Interest upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.08.

           Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Delaware Trustee and the Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing. Each Trust Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Delaware Trustee in accordance with its customary practice.

           No service charge shall be made for any registration of transfer or exchange of the Trust Certificates, but the Delaware Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

           The Trust Certificates and any beneficial interest in such Trust Certificates may not be acquired by or with the assets of (a) employee benefit plans, retirement arrangements, individual retirement accounts or Keogh plans subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or (b) entities (including insurance company general accounts) whose underlying assets include plan assets by reason of the investment by any such plans, arrangements or accounts in such entities (a "Benefit Plan Investor"). Each transferee of a Trust Certificate shall be required to represent (a) that it is not a Benefit Plan Investor and is not acquiring such Trust Certificate with the assets of a Benefit Plan Investor and (b) that if such Trust Certificate is subsequently deemed to be a plan asset, it will dispose of such Trust Certificate. Each Trust Certificate shall bear a legend referring to the restrictions contained in this paragraph.

           Section 3.05 Mutilated, Destroyed, Lost or Stolen Trust Certificates. If (a) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate, and (b) there shall be delivered to the Certificate Registrar and the Delaware Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Certificate shall have been acquired by a bona fide purchaser, the Delaware Trustee on behalf of the Trust shall execute and the Delaware Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like Percentage Interest. In connection with the issuance of any new Trust Certificate under this Section, the Delaware Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

           Section 3.06 Persons Deemed Owners. Prior to due presentation of a Trust Certificate for registration of transfer, the Delaware Trustee or the Certificate Registrar and any agent of any thereof may treat the Person in whose name any Trust Certificate shall be registered in the Certificate Register as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and neither the Delaware Trustee, the Certificate Registrar nor any agent of any thereof shall be bound by any notice to the contrary.

           Section 3.07 Access to List of Certificateholders’ Names and Addresses. The Delaware Trustee shall furnish or cause to be furnished to the Depositor, within 15 days after receipt by the Delaware Trustee of a request therefore from the Depositor in writing, a list in such form as the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Certificateholders evidencing not less than 25% of the aggregate Percentage Interests apply in writing to the Delaware Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Trust Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Delaware Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Upon receipt of any such application, the Delaware Trustee will promptly notify the Depositor by providing a copy of such application and a copy of the list of Certificateholders produced in response thereto. Each Certificateholder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Delaware Trustee accountable or liable by reason of disclosure of its name and address, regardless of the source form which such information was derived.

           Section 3.08 Maintenance of Office or Agency. The Delaware Trustee shall maintain, either with itself or with an affiliate, in _____________, Delaware, an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Delaware Trustee in respect of the Trust Certificates and the other Basic Documents may be served. The Delaware Trustee initially designates its Corporate Trust Office as the location for such purposes. The Delaware Trustee shall give prompt written notice to the Depositor and to the holders of the Trust Certificates of any change in the location of the Certificate Register or any such office or agency.

           Section 3.09 Appointment of Certificate Paying Agent. The Certificate Paying Agent shall make distributions to the Certificateholders from the amounts received from the Indenture Trustee for such purpose pursuant to the Indenture and shall report the amounts of such distributions to the Delaware Trustee. Any Certificate Paying Agent shall have the revocable power to receive such funds from the Indenture Trustee for the purpose of making the distributions referred to above. The Delaware Trustee may revoke such power and remove the Certificate Paying Agent if the Delaware Trustee determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Certificate Paying Agent shall initially be the Delaware Trustee, and any co-paying agent chosen by the Delaware Trustee, and acceptable to the Indenture Trustee (which consent shall not be unreasonably withheld). The Delaware Trustee shall be permitted to resign as Certificate Paying Agent upon 30 days’ written notice to the Issuer Administrator. In the event that the Delaware Trustee shall no longer be the Certificate Paying Agent, the Delaware Trustee shall, with the written consent of the Depositor, appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company). The Delaware Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Delaware Trustee to execute and deliver to the Delaware Trustee an instrument in which such successor Certificate Paying Agent or additional Certificate Paying Agent shall agree with the Delaware Trustee that as Certificate Paying Agent, such successor Certificate Paying Agent or additional Certificate Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders until such sums shall be paid to such Certificateholders. The Certificate Paying Agent shall return all unclaimed funds to the Delaware Trustee and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Delaware Trustee. The provisions of Sections 7.01, 7.03, 7.04, 7.05 and 8.01 shall apply to the Delaware Trustee also in its role as Certificate Paying Agent, for so long as the Delaware Trustee shall act as Certificate Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

           Section 3.10 Restrictions on Transfer. (a) The Trust Certificates may not be offered or sold except to institutional "accredited investors" (as defined in Rule 501(a)(1)-(3) or (7) under the Securities Act) who are U.S. Persons (as defined in Section 7701(a)(30) of the Code) in reliance on an exemption from the registration requirements of the Securities Act.

           The Trust Certificates have not been registered or qualified under the Securities Act, or any state securities law. No transfer, sale, pledge or other disposition of any Trust Certificate shall be made unless such disposition is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act, the Delaware Trustee may require, in order to assure compliance with the Securities Act, that the Certificateholder’s prospective transferee certify to the Delaware Trustee in writing the facts surrounding such disposition. Unless the Delaware Trustee requests otherwise, such certification shall be substantially in the form of Exhibit B hereto. In the event that such certification of facts does not on its face establish the availability of an exemption under the Securities Act, the Delaware Trustee may require an opinion of counsel satisfactory to it that such transfer may be made pursuant to an exemption from the Securities Act, which opinion of counsel shall not be an expense of the Delaware Trustee or of the Trust.

           (b)      Each Trust Certificate will bear a legend substantially to the following effect:

"THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1)-(3) or (7) UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

THIS TRUST CERTIFICATE MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) EMPLOYEE BENEFIT PLANS, RETIREMENT ARRANGEMENTS, INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS SUBJECT TO EITHER TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (2) ENTITIES (INCLUDING INSURANCE COMPANY GENERAL ACCOUNTS) WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF THE INVESTMENT BY SUCH PLANS, ARRANGEMENTS OR ACCOUNTS IN SUCH ENTITIES. FURTHER, THIS TRUST CERTIFICATE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS TRUST CERTIFICATE DOES NOT REPRESENT DEPOSITS OR OBLIGATIONS OF OR ANY INTEREST IN COLLEGE LOAN LLC OR _____________________.

THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY."

ARTICLE IV

ACTIONS BY DELAWARE TRUSTEE

           Section 4.01 Prior Notice to Certificateholders with Respect to Certain Matters. With respect to the following matters, the Delaware Trustee shall not take action unless at least 30 days before the taking of such action, the Delaware Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Delaware Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

           (a)      the initiation of any material claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Financed Eligible Loans) and the compromise of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of Financed Eligible Loans);

           (b)      the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

           (c)      the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders;

           (d)      the amendment, change or modification of the Eligible Lender Trust Agreement, the Administration Agreement, any other administration agreement or any Servicing Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Certificateholders;

           (e)      the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Certificate Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable;

           (f)      the consent to the calling or waiver of any default of any Basic Document;

           (g)      the consent to the assignment by the Eligible Lender Trustee, the Indenture Trustee, the Depositor, the Issuer Administrator, any other administrator, any Counterparty, any Custodian or any Servicer of their respective obligations under any Basic Document;

           (h)      except as provided in Article IX hereof, the dissolution, termination or liquidation of the Trust, in whole or in part;

           (i)      the merger or consolidation of the Trust with or into any other entity, or the conveyance or transfer of all or substantially all of the Trust’s assets to any other entity;

           (j)      the causing of the Trust to incur, assume or guaranty any indebtedness other than the Notes or as set forth in this Agreement or the Basic Documents;

           (k)      doing any act that conflicts with any other Basic Document;

           (l)      doing any act which would make it impossible to carry on the ordinary business of the Trust;

           (m)      confessing a judgment against the Trust;

           (n)      possessing Trust assets, or assigning the Trust’s right to property, for other than a Trust purpose;

           (o)      changing the Trust’s purpose and powers from those set forth in this Agreement; or

           (p)      causing the Trust to lend any funds to any entity, unless permitted in this Trust Agreement or the Basic Documents.

           In addition, the Trust shall not commingle its assets with those of the Depositor and shall maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth herein, the Trust shall pay its indebtedness, operating expenses and liabilities from its own funds, and the Trust shall not pay the indebtedness, operating expenses and liabilities of any other Person. The Trust shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office separate from the offices of the Depositor and any of its affiliates. This Agreement and the Basic Documents shall be the only agreements among the parties hereto with respect to the creation, operation and termination of the Trust. For accounting purposes, the Trust shall be treated as an entity separate and distinct from the Depositor. The pricing and other material terms of all transactions and agreements to which the Trust is a party shall be intrinsically fair to all parties thereto.

           Section 4.02 Action by the Certificateholders with Respect to Certain Matters. The Delaware Trustee shall not have the power, except upon the direction of each Certificateholder, to (a) remove or replace the Eligible Lender Trustee, any Servicer, the Issuer Administrator or any other administrator or (b) except as expressly provided in the Basic Documents, sell the Financed Eligible Loans after the termination of the Indenture. The Delaware Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.

           Section 4.03 Action by the Certificateholders with Respect to Bankruptcy. The Delaware Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders and the delivery to the Delaware Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

           Section 4.04 Restrictions on Certificateholders’ Power. The Certificateholders shall not direct the Delaware Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Delaware Trustee under this Agreement or any of the other Basic Documents or would be contrary to Section 2.03 nor shall the Delaware Trustee be permitted to follow any such direction, if given.

           Section 4.05 Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Certificateholders of Trust Certificates evidencing not less than a majority of the Percentage Interests. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Certificateholders of the Trust Certificates evidencing not less than a majority of the aggregate Percentage Interests at the time of the delivery of such notice.

ARTICLE V

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

           Section 5.01 Application of Trust Funds.

           (a)      On each date that the Delaware Trustee, on behalf of the Issuer, receives any funds from the Collection Fund (a "Distribution Date"), the Delaware Trustee shall distribute such amounts to the Certificateholder on such Distribution Date, pro rata based upon their Percentage Interests. All such funds to be distributed to the Delaware Trustee shall be wired in accordance with wiring instructions provided to the Indenture Trustee by the Delaware Trustee.

           (b)      In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Delaware Trustee is hereby authorized and directed to retain from amounts otherwise distributable to such Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Delaware Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust to be remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Delaware Trustee in its sole discretion may (but unless otherwise required by law shall not be obligated to) withhold such amounts in accordance with this paragraph (c). In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Delaware Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Delaware Trustee for any out-of-pocket expenses incurred.

           Section 5.02 Method of Payment. Subject to Section 9.01(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions signed by two authorized officers, if any, at least five Business Days prior to such Distribution Date, which may be standing instructions. Notwithstanding the foregoing, the final distribution in respect of any Trust Certificate will be payable only upon presentation and surrender of such Trust Certificate at the Corporate Trust Office of the Delaware Trustee or such other location specified in writing to the Certificateholder thereof.

           Section 5.03 No Segregation of Moneys; No Interest. Subject to Section 5.01, moneys received by the Delaware Trustee hereunder need not be segregated in any manner except to the extent required by law or the any Basic Document and may be deposited under such general conditions as may be prescribed by law, and the Delaware Trustee shall not be liable for any interest thereon.

           Section 5.04 Accounting and Reports to the Noteholders, Certificateholder, the Internal Revenue Service and Others. The Delaware Trustee shall deliver to the Certificateholders (and to each Person who was a Certificateholder at any time during the applicable calendar year), as may be required by the Code and applicable Treasury Regulations, such information as may be required to enable the Certificateholder to prepare its Federal and state income tax returns. Consistent with the Trust’s characterization for Federal income tax purposes, so long as there is only one Certificateholder, as a disregarded entity, no Federal income tax return shall be filed on behalf of the Trust unless either (a) the Trust, the Indenture Trustee, the Delaware Trustee, the Depositor and, if different, the holder of the Trust Certificate receives an opinion of counsel based on a change in applicable law occurring after the date hereof that the Code requires such a filing, (b) the Internal Revenue Service shall determine that the Trust is required to file such a return or (c) there should be more than one Certificateholder. In the event that the Trust is required to file tax returns, the Delaware Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Financed Eligible Loans. The Delaware Trustee shall, if there is more than one Certificateholder or if it is otherwise required to file a return in accordance with the immediately preceding sentence, prepare or cause to be prepared any tax returns required to be filed by the Trust consistent with maintaining its characterization, for Federal income tax purposes, as a partnership and make such elections as may from time to time be required or appropriate under any applicable state or Federal statute or rule or regulation thereunder so as to maintain such characterization. The Delaware Trustee shall remit such returns to holder of the Trust Certificate at least five days before such returns are due to be filed. The holder of the Trust Certificate, or any other such party required by law, shall promptly sign such returns and deliver such returns after signature to the Delaware Trustee and such returns shall be filed by, or at the direction of, the Delaware Trustee with the appropriate tax authorities. In no event shall the holder of the Trust Certificate be liable for any liabilities, costs or expenses of the Trust arising out of the application of any tax law, including federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith), except for any such liability, cost or expense attributable to the holder of the Trust Certificate’s breach of its obligations under this Agreement.

           Section 5.05 Signature on Returns; Tax Matters Partner. The Delaware Trustee shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires a Certificateholder to sign such documents, in which case such documents shall be signed by such Certificateholder.

ARTICLE VI

AUTHORITY AND DUTIES OF DELAWARE TRUSTEE

           Section 6.01 General Authority. The Delaware Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Delaware Trustee’s execution thereof, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver the Notes issued pursuant to the Indenture. The Delaware Trustee is also authorized and directed on behalf of the Trust (i) to originate or acquire the Financed Eligible Loans and to transfer legal title to the Financed Eligible Loans to the Eligible Lender Trustee in accordance with the Eligible Lender Trust Agreement, (ii) to follow the direction of and cooperate with any Servicer or subservicer to the extent necessary to enable such Servicer or subservicer to fulfill its obligations under the related Servicing Agreement or Subservicing Agreement and (iii) to cooperate with the Issuer Administrator and any other administrator in submitting, pursuing and collecting any claims to and with the Department with respect to any Interest Subsidy Payments and Special Allowance Payments relating to the Financed Eligible Loans.

           In addition to the foregoing, the Delaware Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Delaware Trustee is further authorized from time to time to take such action as the Issuer Administrator or any other administrator directs or instructs with respect to the Basic Documents and is directed to take such action to the extent that the Issuer Administrator or such other administrator is expressly required pursuant to the Basic Documents to cause the Delaware Trustee to act.

           Section 6.02 General Duties. It shall be the duty of the Delaware Trustee to discharge (or cause to be discharged) all its responsibilities pursuant to the terms of this Agreement and to administer the Trust in the interest of the Certificateholders, subject to and in accordance with the provisions of this Agreement and the other Basic Documents. Without limiting the foregoing, the Delaware Trustee shall on behalf of the Trust file and prove any claim or claims that may exist on behalf of the Trust against the Depositor in connection with any claims paying procedure as part of an insolvency or a receivership proceeding involving the Depositor. Notwithstanding the foregoing, the Delaware Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Issuer Administrator or any other administrator has agreed in the Administration Agreement or the related administration agreement, as applicable, to perform any act or to discharge any duty of the Delaware Trustee hereunder or under any other Basic Document, and the Delaware Trustee shall not be held liable for the default or failure of the Issuer Administrator or any other administrator to carry out its obligations under the Administration Agreement or related administration agreement, as applicable. The Delaware Trustee shall have no obligation to administer, service or collect the Financed Eligible Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Financed Eligible Loans.

           Section 6.03 Action Upon Instruction. (a) Subject to Article IV, Section 7.01 and in accordance with the terms of the Basic Documents, the Certificateholders may by written instruction direct the Delaware Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article VII.

           (b)      The Delaware Trustee shall not be required to take any action hereunder or under any other Basic Document if the Delaware Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Delaware Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

           (c)      Whenever the Delaware Trustee is unable to determine the appropriate course of action between alternative courses of action permitted or required by the terms of this Agreement or under any other Basic Document, the Delaware Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Delaware Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, the Delaware Trustee shall not be liable on account of such action to any Person. If the Delaware Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

           (d)      In the event that the Delaware Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Delaware Trustee or is silent or is incomplete as to the course of action that the Delaware Trustee is required to take with respect to a particular set of facts, the Delaware Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Delaware Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Delaware Trustee shall not be liable, on account of such action or inaction, to any Person. If the Delaware Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

           Section 6.04 No Duties Except as Specified in this Agreement, any other Basic Document or in Instructions. (a) The Delaware Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, service, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Delaware Trustee is a party, except as expressly provided by the terms of this Agreement, or in any document or written instruction received by the Delaware Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Delaware Trustee. The Delaware Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or Lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Basic Document. The Delaware Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Trust Estate that result from actions by, or claims against it in its individual capacity that are not related to the ownership or the administration of the Trust Estate.

           (b)      The duties and responsibilities of the Delaware Trustee shall be as provided by this Agreement. No provision of this Agreement shall require the Delaware Trustee to expand or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Delaware Trustee shall not be liable for its acts or omissions hereunder except as a result of gross negligence or willful misconduct. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Certificateholders, the Delaware Trustee shall not be liable to the Trust or to any Certificateholder for the Delaware Trustee’s good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Delaware Trustee otherwise existing at law or in equity, are agreed by the Depositor and the Certificateholders to replace such other duties and liabilities of the Delaware Trustee.

           Section 6.05 No Action Except Under Specified Documents or Instructions. The Delaware Trustee shall not manage, control, use, sell, service, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Delaware Trustee pursuant to this Agreement, (ii) in accordance with this Agreement and (iii) in accordance with any document or instruction delivered to the Delaware Trustee pursuant to Section 6.03.

           Section 6.06 Restrictions. (a) The Delaware Trustee shall not take any action (i) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or (ii) that, to the actual knowledge of the Delaware Trustee, would result in the Trust’s becoming taxable as a corporation for Federal income tax purposes. The Certificateholders shall not direct the Delaware Trustee to take action that would violate the provisions of this Section.

           (b)      The Delaware Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Certificateholders shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. The Delaware Trustee shall not be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and the Delaware Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. The Delaware Trustee may engage in or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository, trustee or agent for securities or other obligations of the Depositor or its Affiliates.

ARTICLE VII

CONCERNING THE DELAWARE TRUSTEE

           Section 7.01 Acceptance of Trusts and Duties. The Delaware Trustee accepts the appointment as trustee of the Trust hereby created and agrees to perform its duties hereunder with respect to such appointment but only upon the terms of this Agreement. The Delaware Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of this Agreement and the other Basic Documents. The Delaware Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct or gross negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Delaware Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

           (a)      the Delaware Trustee shall not be liable for any error of judgment made by a responsible officer of the Delaware Trustee;

           (b)      the Delaware Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction or instructions of the Depositor, the Issuer Administrator, any other administrator or the Certificateholder;

           (c)      no provision of this Agreement or any other Basic Document shall require the Delaware Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document, if the Delaware Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

           (d)      under no circumstances shall the Delaware Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

           (e)      the Delaware Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificates, and the Delaware Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the other Basic Documents;

           (f)      the Delaware Trustee shall not be liable for the action or inaction, default or misconduct of the Eligible Lender Trustee, the Issuer Administrator, any other administrator, the Seller, the Indenture Trustee or any Servicer under any of the other Basic Documents or otherwise and the Delaware Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Issuer Administrator under the Administration Agreement or any other administrator under the related administration agreement, the Indenture Trustee under the Indenture or any Servicer under any Servicing Agreement;

           (g)      the Delaware Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of any Certificateholders, unless the Certificateholders have offered to the Delaware Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Delaware Trustee therein or thereby. The right of the Delaware Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Delaware Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act; and

           (h)      Notwithstanding anything to the contrary herein or in any other document, the Delaware Trustee shall not be required to execute, deliver or certify on behalf of the Trust, the Servicer, the Sponsor or any other Person any filings, certificates, affidavits or other instruments required by the SEC or required under the Sarbanes-Oxley Act of 2002. Notwithstanding any Person’s right to instruct the Delaware Trustee, neither the Delaware Trustee nor any agent, employee, director or officer of the Delaware Trustee shall have any obligation to execute any certificates or other documents required by the SEC or required pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated thereunder, and the refusal to comply with any such instructions shall not constitute a default or breach under this Agreement or any other document in connection herewith.

           Section 7.02 Furnishing of Documents. The Delaware Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Delaware Trustee under the Basic Documents.

           Section 7.03 Representations and Warranties. The Delaware Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

           (a)      It is a bank and trust company duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

           (b)      It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf; and

           (c)      Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Delaware state law, governmental rule or regulation governing the banking or trust powers of the Delaware Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

           Section 7.04 Reliance; Advice of Counsel. (a) The Delaware Trustee shall incur no liability to anyone in acting upon any signature, instrument, direction, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Delaware Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Delaware Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Delaware Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

           (b)      In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Delaware Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Delaware Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Delaware Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Delaware Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any other Basic Document.

           Section 7.05 Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the duties hereby created, ______________ acts solely as Delaware Trustee hereunder and not in its individual capacity and, subject to Section 6.04(c), all Persons having any claim against the Delaware Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

           Section 7.06 Delaware Trustee not Liable for Trust Certificates or Financed Eligible Loans. The recitals contained herein and in the Trust Certificates (other than the signature and countersignature of the Delaware Trustee on the Trust Certificates) shall be taken as the statements of the Depositor and the Delaware Trustee assumes no responsibility for the correctness thereof. The Delaware Trustee makes no representations as to the validity or sufficiency of this Agreement, the Trust Certificates or any other Basic Document (other than the signature and countersignature of the Delaware Trustee on the Trust Certificate) or the Notes, or of any Financed Eligible Loan or related documents. Subject to Section 6.04(c), the Delaware Trustee shall at no time have any responsibility for or with respect to the legality, validity, enforceability and eligibility for Guarantee Payments, federal reinsurance, Interest Subsidy Payments or Special Allowance Payments, as applicable, in respect of any Financed Eligible Loan, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Certificateholders under this Agreement or the Noteholders under the Indenture, including the existence and contents of any computer or other record of any Financed Eligible Loan; the validity of the assignment of any Financed Eligible Loan to the Delaware Trustee on behalf of the Trust; the completeness of any Financed Eligible Loan; the performance or enforcement (except as expressly set forth in any Basic Document) of any Financed Eligible Loan; the compliance by the Depositor, the Eligible Lender Trustee, any Servicer, the Issuer Administrator or any other administrator with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action or inaction of the Eligible Lender Trustee, the Issuer Administrator, any other administrator, the Indenture Trustee or any Servicer or any subservicer taken in the name of the Delaware Trustee.

           Section 7.07 Delaware Trustee May Own Trust Certificates and Notes. The Delaware Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Notes and may deal with the Depositor, the Issuer Administrator, any other administrator, the Indenture Trustee or any Servicer in transactions with the same rights as it would have if it were not Delaware Trustee.

ARTICLE VIII

COMPENSATION OF DELAWARE TRUSTEE

           Section 8.01 Delaware Trustee’s Fees and Expenses. The Delaware Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between College Loan Corporation and the Delaware Trustee, and the Delaware Trustee shall be entitled to be reimbursed by College Loan Corporation, to the extent provided in such separate agreement, for its other reasonable expenses hereunder.

           Section 8.02 Payments to the Delaware Trustee. Any amounts paid to the Delaware Trustee pursuant to Section 8.01 hereof shall be deemed not to be a part of the Trust Estate immediately after such payment.

ARTICLE IX

TERMINATION OF TRUST AGREEMENT

           Section 9.01 Termination of Trust Agreement. (a) This Agreement (other than Article VIII) shall terminate and the Trust shall dissolve and terminate and be of no further force or effect upon the final distribution by the Indenture Trustee and the Delaware Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture and Article V of this Agreement, respectively. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

           (b)      Except as provided in Section 9.01(a), neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

           (c)      Notice of any termination of the Trust, specifying the Distribution Date upon which the Certificateholders shall surrender their Trust Certificates to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given promptly by the Delaware Trustee by letter to the Certificateholders mailed within five Business Days of receipt of notice of such termination given pursuant to the Indenture, stating (i) the Distribution Date upon which final payment of the Trust Certificate shall be made upon presentation and surrender of the Trust Certificate at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that payments are being made only upon presentation and surrender of the Trust Certificate at the office of the Certificate Paying Agent therein specified. The Delaware Trustee shall give such notice to the Certificate Registrar (if other than the Delaware Trustee) and the Certificate Paying Agent at the time such notice is given to the Certificateholders. Upon presentation and surrender of the Trust Certificates, the Certificate Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.01.

           In the event that all of the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Delaware Trustee shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice the Trust Certificates shall not have been surrendered for cancellation, the Delaware Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies and no later than five years after the first such notice shall be distributed by the Delaware Trustee to the Depositor.

ARTICLE X

SUCCESSOR DELAWARE TRUSTEES AND ADDITIONAL DELAWARE TRUSTEES

           Section 10.01 Eligibility Requirements for Delaware Trustee. The Delaware Trustee shall at all times be a corporation or association (i) meeting the requirements of Section 3807(a) of the Delaware Statutory Trust Act; (ii) being subject to supervision or examination by Federal or state authorities; and (iii) having (or having a parent which has) a rating of at least investment grade by the Rating Agencies. If the Delaware Trustee shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of the Delaware Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of this Section, the Delaware Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

           Section 10.02 Resignation or Removal of Delaware Trustee. The Delaware Trustee may at any time resign and be discharged from its appointment as trustee of the Trust hereby created by giving written notice thereof to the Issuer Administrator. Upon receiving such notice of resignation, the Issuer Administrator shall promptly appoint a successor Delaware Trustee meeting the eligibility requirements of Section 10.01 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Delaware Trustee, and one copy to the successor Delaware Trustee. If no successor Delaware Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Delaware Trustee petition any court of competent jurisdiction for the appointment of a successor Delaware Trustee; PROVIDED, HOWEVER, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Delaware Trustee from any obligations otherwise imposed on it under this Agreement until such successor has in fact assumed such appointment.

           If at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Issuer Administrator, or if at any time an Insolvency Event with respect to the Delaware Trustee shall have occurred and be continuing, then the Issuer Administrator may remove the Delaware Trustee. If the Issuer Administrator shall remove the Delaware Trustee, under the authority of the immediately preceding sentence, the Issuer Administrator shall promptly appoint a successor Delaware Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Delaware Trustee, so removed and one copy to the successor Delaware Trustee, and shall remit payment of all fees owed to the outgoing Delaware Trustee.

           Any resignation or removal of the Delaware Trustee and appointment of a successor Delaware Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Delaware Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Delaware Trustee.

           The Delaware Trustee agrees to provide all reasonable cooperation and assistance to the Depositor in the event of appointment of a successor Delaware Trustee.

           Section 10.03 Successor Delaware Trustee. Any successor Delaware Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Issuer Administrator and to its predecessor Delaware Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Delaware Trustee shall become effective and such successor Delaware Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Delaware Trustee. The predecessor Delaware Trustee shall upon payment of its fees, expenses and indemnities deliver to the successor Delaware Trustee all documents, statements, moneys and properties held by it under this Agreement; and the Issuer Administrator and the predecessor Delaware Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Delaware Trustee all such rights, powers, duties and obligations.

           No successor Delaware Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Delaware Trustee shall be eligible pursuant to Section 10.01.

           Upon acceptance of appointment by a successor Delaware Trustee pursuant to this Section, the Issuer Administrator shall mail notice of the succession of such Delaware Trustee to all Certificateholders, the Indenture Trustee and the Noteholders. If the Issuer Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Delaware Trustee, the successor Delaware Trustee shall cause such notice to be mailed at the expense of the Issuer Administrator.

           Any successor Delaware Trustee appointed hereunder shall promptly file an amendment to the Certificate of Trust identifying its name and principal place of business in the State of Delaware.

           Section 10.04 Merger or Consolidation of Delaware Trustee. Any corporation into which the Delaware Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Delaware Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Delaware Trustee shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Delaware Trustee hereunder; PROVIDED that such corporation shall be eligible pursuant to Section 10.01.

           Section 10.05 Appointment of Co-Delaware Trustee or Separate Delaware Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Issuer Administrator and the Delaware Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Delaware Trustee, meeting the eligibility requirements of Section 10.01, to act as co-trustee, jointly with the Delaware Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Issuer Administrator and the Delaware Trustee may consider necessary or desirable. If the Issuer Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Delaware Trustee acting alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to clauses (iv) through (v) of Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

           Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all rights, powers, duties, and obligations conferred or imposed upon the Delaware Trustee shall be conferred upon and exercised or performed by the Delaware Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Delaware Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Delaware Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, solely at the direction of the Delaware Trustee;

(ii)	no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii)	the Issuer Administrator and the Delaware Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

           Any notice, request or other writing given to the Delaware Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Delaware Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Delaware Trustee. Each such instrument shall be filed with the Delaware Trustee and a copy thereof given to the Issuer Administrator.

           Any separate trustee or co-trustee may at any time appoint the Delaware Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Delaware Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE XI

MISCELLANEOUS

           Section 11.01 Supplements and Amendments. This Agreement may be amended by the Depositor and the Delaware Trustee without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

           This Agreement may also be amended from time to time by the Depositor and the Delaware Trustee (i) with the consent of the Noteholders of Notes evidencing not less than a majority of the aggregate outstanding principal balance of the Notes and (ii) with the consent of the Certificateholders of Certificates evidencing not less than a majority of the aggregate Percentage Interests, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Financed Eligible Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the aggregate outstanding amount of the Notes and the Percentage Interest of Certificates required to consent to any such amendment, without the consent of all the outstanding Noteholders and Certificateholders.

           Promptly after the execution of any such amendment or consent, the Delaware Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Indenture Trustee.

           It shall not be necessary for the consent of the Certificateholders or the Noteholders, as the case may be, pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Delaware Trustee may prescribe.

          Prior to the execution of any amendment to this Agreement, the Delaware Trustee shall be entitled to receive and rely upon an opinion of counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Delaware Trustee may, but shall not be obligated to, enter into any such amendment which affects the Delaware Trustee’s own rights, duties or immunities under this Agreement or otherwise.

           Section 11.02 No Legal Title to Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title, or interest of the Certificateholders to and in their beneficial ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

           Section 11.03 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Delaware Trustee, the Depositor, each Servicer, the Certificateholders, the Issuer Administrator, any other administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

           Section 11.04 Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Delaware Trustee shall be deemed given only upon actual receipt by the Delaware Trustee), if to the Delaware Trustee, addressed to its Corporate Trust Office and if to the Depositor, addressed to College Loan LLC, 16855 W. Bernardo Drive, Suite 100, San Diego, California 92127, Attention: Cary Katz or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

           (b)      Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

           Section 11.05 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           Section 11.06 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

           Section 11.07 Successors And Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor and its successors, the Delaware Trustee and its successors, each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

           Section 11.08 No Petition. (a) The Depositor will not, prior to the date which is one year and one day after the termination of the Indenture, institute against the Trust any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the other Basic Documents.

           (b)      The Delaware Trustee (not in its individual capacity but solely as Delaware Trustee), by entering into this Agreement, the Certificateholder, by accepting a Trust Certificate, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not, prior to the date which is one year and one day after the termination of the Indenture, institute against the Trust, or join in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the other Basic Documents.

           Section 11.09 No Recourse. Each Certificateholder by accepting a Trust Certificate acknowledges that such Certificateholder’s Trust Certificates represent beneficial interests in the Trust only and does not represent interests in or obligations of the Depositor, any Servicer, the Issuer Administrator, any other administrator, any Servicer, the Eligible Lender Trustee, the Delaware Trustee, the Indenture Trustee or any Affiliate thereof or any officer, director or employee of any thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the other Basic Documents.

           Section 11.10 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

           Section 11.11 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

ARTICLE XII

COMPLIANCE WITH REGULATION AB

           Section 12.01 Intent of the Parties; Reasonableness. The Depositor and the Delaware Trustee acknowledge and agree that the purpose of Article XII of this Agreement is to facilitate compliance by the Depositor and the Issuer with the provisions of Regulation AB and related rules and regulations of the Commission.

           Neither the Depositor, nor the Delaware Trustee shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Delaware Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection therewith, the Delaware Trustee shall cooperate fully with the Depositor to deliver to the Depositor (including any of its assignees or designees), any and all statements, reports, certifications, records, attestations, and any other information reasonably necessary in the good faith determination of the Depositor, to permit the Depositor to comply with the provisions of Regulation AB as it relates to the Delaware Trustee.

[SIGNATURE PAGE FOLLOWS]

           IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

in its individual capacity and as Delaware Trustee, By: Name: Title: COLLEGE LOAN LLC, as Depositor, By: Name: Title:

EXHIBIT A TO THE TRUST AGREEMENT

[FORM OF TRUST CERTIFICATE]

           THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1)-(3) or (7) UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

           THIS TRUST CERTIFICATE MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) EMPLOYEE BENEFIT PLANS, RETIREMENT ARRANGEMENTS, INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS SUBJECT TO EITHER TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (2) ENTITIES (INCLUDING INSURANCE COMPANY GENERAL ACCOUNTS) WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF THE INVESTMENT BY SUCH PLANS, ARRANGEMENTS OR ACCOUNTS IN SUCH ENTITIES. FURTHER, THIS TRUST CERTIFICATE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

           THIS TRUST CERTIFICATE DOES NOT REPRESENT DEPOSITS OR OBLIGATIONS OF OR AN INTEREST IN COLLEGE LOAN LLC OR ________________________.

           THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY.

           TRANSFER OF THIS TRUST CERTIFICATE IS SUBJECT TO FURTHER RESTRICTIONS AS SET FORTH IN SECTION 3.10 OF THE TRUST AGREEMENT.

NUMBER 1-[ ]	PERCENTAGE INTEREST: [ ]%

COLLEGE LOAN CORPORATION TRUST 20__-_

           TRUST CERTIFICATE evidencing a fractional undivided beneficial interest in the Trust, as defined below. (This Trust Certificate does not represent an interest in or obligation of the Depositor (as defined below) or the Delaware Trustee (as defined below) or any of their respective affiliates, except to the extent described below.)

           THIS CERTIFIES THAT __________________ is the registered owner of a nonassessable, fully-paid, ___% fractional undivided interest in the College Loan Corporation Trust 20__-_ (the "Trust" or the "Issuer"), a trust formed under the laws of the State of Delaware by College Loan LLC, a Delaware limited liability company (the "Depositor"). The Trust was created pursuant to a Trust Agreement dated as of ____________, 200_ (the "Trust Agreement"), between the Depositor and ________________, a Delaware banking corporation, not in its individual capacity but solely as Delaware Trustee on behalf of the Trust (the "Delaware Trustee"). To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Indenture; which also contains rules as to usage that shall be applicable herein.

           This Certificate is one of the duly authorized Certificates designated as "College Loan Corporation Trust 20__-_ Trust Certificates" (herein called the "Certificates" or the "Trust Certificates") issued under the Trust Agreement. This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Trust Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of student loans (the "Financed Eligible Loans"), all moneys paid thereunder, certain bank accounts and the proceeds thereof and certain other rights under the Trust Agreement and the Servicing Agreements and all proceeds of the foregoing. The rights of the holders of the Trust Certificates to the assets of the Trust are subordinated to the rights of the holders of the Notes, as set forth in the Basic Documents.

           It is the intent of the Depositor, the Servicers, the Issuer Administrator and the Certificateholders, that for purposes of Federal income, state and local income and franchise and any other income taxes, if there is more than one Certificateholder, the Trust will be treated as a partnership and the Certificateholders will be treated as partners in that partnership. The Certificateholders by acceptance of a Trust Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Trust Certificates for such tax purposes as partnership interests in the Trust. Certificateholders specifically authorize the Delaware Trustee to complete, sign and timely file any documents, returns, forms or reports as may be required by federal or relevant state or local taxing authorities affirming the treatment of the Trust as a partnership.

           Each Certificateholder by its acceptance of a Trust Certificate covenants and agrees that such Certificateholder will not, prior to the date which is one year and one day after the termination of the Indenture, institute against the Trust, or join in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the other Basic Documents.

           The Trust Certificate does not represent an obligation of, or an interest in, the Depositor, the Indenture Trustee, any Servicer, the Issuer Administrator, any other administrator, the Eligible Lender Trustee, the Delaware Trustee or any affiliates of any of them, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein, in the Trust Agreement or in the other Basic Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Financed Eligible Loans, all as more specifically set forth in the Indenture. A copy of each of the Indenture and the Trust Agreement may be examined during normal business hours at the principal office of the Depositor, and at such other places, if any, designated by the Depositor, by the Certificateholder upon request.

           The Delaware Trustee, the Certificate Registrar and any agent of the Delaware Trustee or the Certificate Registrar may treat the person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and none of the Delaware Trustee or the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

           Each purchaser of this Trust Certificate shall be required, prior to purchasing a Trust Certificate, to execute the Purchaser’s Representation and Warranty Letter in the form attached to the Trust Agreement as Exhibit B.

           This Trust Certificate shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

           Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Delaware Trustee or its authenticating agent, by manual signature, this Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Indenture or be valid for any purpose.

           IN WITNESS WHEREOF, the Delaware Trustee on behalf of the Trust and not in its individual capacity has caused this Trust Certificate to be duly executed as of the date set forth below.

COLLEGE LOAN CORPORATION TRUST 20__-_

By: ______________________________,
not in its individual capacity but solely as Delaware
Trustee.

By: ___________________________________________
Authorized Signatory

Date: ____ __, 200_

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is the Trust Certificate referred to in the within-mentioned Trust Agreement.

By: ______________________________, not in its individual capacity but solely as Delaware Trustee. By: ___________________________________________ Authorized Signatory

Date: ______ __, 200_

ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

_______________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

_______________________________________________________________________________
the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________________________________________________________
Attorney to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

_________________________* Signature Guaranteed: _________________________*

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever.

EXHIBIT B TO THE TRUST AGREEMENT

[Form of Purchaser’s Representation and Warranty Letter]

___________________, as Certificate Registrar

_________________

_________________

_________________

_________________

Attention: ________________________

           Re:      College Loan Corporation Trust 20__-_ Trust Certificates

Ladies and Gentlemen:

          In connection with our proposed purchase of the College Loan Corporation Trust 20__-_ Trust Certificate (the "Certificate") issued under the Trust Agreement dated as of __________, 200_ (the "Agreement"), between College Loan LLC, as depositor (the "Depositor") and __________________, as Delaware Trustee, the undersigned (the "Purchaser") represents, warrants and agrees that:

          It is an institutional "accredited investor" as defined in Rule 501(a)(1)-(3) or (7) under the Securities Act and is acquiring the Certificates for its own institutional account or for the account of an institutional accredited investor.

          It is not (i) an employee benefit plan, retirement arrangement, individual retirement account or Keogh plan subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or (2) an entity (including an insurance company general account) whose underlying assets include plan assets by reason of the investment by such plans, arrangements or accounts in any such entity.

          It is a U.S. Person as defined in Section 7701(a)(30) of the Code.

          It has such knowledge and experience in evaluating business and financial matters so that it is capable of evaluating the merits and risks of an investment in the Certificates. It understands the full nature and risks of an investment in the Certificates and based upon its present and projected net income and net worth, it believes that it can bear the economic risk of an immediate or future loss of its entire investment in the Certificates.

          It understands that the Certificates will be offered in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Certificates, such Certificates may be resold, pledged or transferred only (a) to a person who the seller reasonably believes is an institutional "accredited investor" as defined in Rule 501(a)(1)-(3) or (7) under the Securities Act that purchases for its own account or for the account of another institutional accredited investor or (b) pursuant to an effective registration statement under the Securities Act.

          It understands that the Certificate will bear a legend substantially to the following effect:

"THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1)-(3) or (7) UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

THIS TRUST CERTIFICATE MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) EMPLOYEE BENEFIT PLANS, RETIREMENT ARRANGEMENTS, INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS SUBJECT TO EITHER TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (2) ENTITIES (INCLUDING INSURANCE COMPANY GENERAL ACCOUNTS) WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF THE INVESTMENT BY SUCH PLANS, ARRANGEMENTS OR ACCOUNTS IN SUCH ENTITIES. FURTHER, THIS TRUST CERTIFICATE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE TRUST CERTIFICATE DOES NOT REPRESENT DEPOSITS OR OBLIGATIONS OF OR ANY INTEREST IN COLLEGE LOAN LLC OR ___________________

THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY.

          It is acquiring the Certificates for its own account and not with a view to the public offering thereof in violation of the Securities Act (subject, nevertheless, to the understanding that disposition of its property shall at all times be and remain within its control).

          It has been furnished with all information regarding the Trust and Certificates which it has requested from the Trust and the Depositor.

          Neither it nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from, or otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with, any person in any manner or made any general solicitation by means of general advertising or in any other manner, which would constitute a distribution of the Certificates under the Securities Act or which would require registration pursuant to the Securities Act nor will the it act, nor has it authorized or will authorize any person to act, in such manner with respect to any Certificate.

          It is not an "affiliate" (within the meaning of Rule 144 under the Securities Act) of the Depositor.

Dated:____________

Very truly yours,

_____________________________________
NAME OF PURCHASER

By: ___________________________________
Name:_________________________________
Title:__________________________________

NOTE: To be executed by an executive officer

EXHIBIT C

CERTIFICATE OF TRUST

OF

COLLEGE LOAN CORPORATION TRUST 20__-_

           THIS Certificate of Trust of College Loan Corporation Trust 20__-_ (the "Trust") is being duly executed and filed by _________________, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del.C. § 3801 et seq.)(the "Act").

           1.      Name: The name of the statutory trust formed hereby is College Loan Corporation Trust 20__-_.

           2.      Delaware Trustee: The name and business address of the trustee of the Trust in the State of Delaware is _____________, __________, _____________, ______________________, Attention: ____________________.

           3.      Effective Date: This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

           IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

_______________________, not in its individual capacity but solely as trustee By: _______________________ Name: Title: